UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):  May 20, 2015
First Busey Corporation
 (Exact name of registrant as specified in its charter)
Nevada	0-15950	37-1078406
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
      100 W. University Ave.
     Champaign, Illinois  61820
 (Address of principal executive offices) (Zip code)
(217) 365-4544
 (Registrant's telephone number, including area code)

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
At the annual meeting of stockholders of First Busey Corporation (the "Company") held on May 20, 2015, the Company's stockholders voted to approve the material terms of the First Busey Corporation 2010 Equity Incentive Plan, as amended (the "2010 Plan"), and the performance goals thereunder for the purpose of enabling the Company to grant awards under the 2010 Plan that are intended to qualify as "performance-based compensation" under Section 162(m) of the Internal Revenue Code ("Section 162(m)") that may be fully deductible by the Company and its subsidiaries.
The 2010 Plan is intended to promote the long-term financial success of the Company, to attract, retain and reward persons who can and do contribute to such success, and to further align the participants' interests with those of our stockholders. The 2010 Plan was originally approved by the Company's board of directors and stockholders at the Company's 2010 annual meeting of stockholders.  The 2010 Plan is designed to allow for the granting of awards intended to qualify for exemption from the deduction limitations of Section 162(m) by providing "performance-based compensation" to "covered employees" within the meaning of Section 162(m). Under Section 162(m), the federal income tax deductibility of compensation paid to the Company's Chief Executive Officer and three other most highly compensated officers (other than the Company's Chief Executive Officer or Chief Financial Officer) determined pursuant to the executive compensation disclosure rules under the Securities Exchange Act of 1934, as amended ("Covered Employees"), may be limited to the extent such compensation exceeds $1,000,000 in any taxable year. However, the Company may deduct compensation paid to its Covered Employees in excess of that amount if it qualifies as "performance-based compensation" as defined in Section 162(m).
In addition to certain other requirements, in order for awards under the 2010 Plan to constitute "performance-based compensation," the material terms of the 2010 Plan must be disclosed to and approved by the Company's stockholders no later than the first stockholder meeting that occurs in the fifth year following the year in which stockholders previously approved the 2010 Plan. The 2010 Plan was previously approved by stockholders for Section 162(m) purposes at the Company's 2010 annual meeting of stockholders.
The foregoing summary of the 2010 Plan does not purport to be complete and is qualified in its entirety by reference to the complete text of the 2010 Plan, which has been previously filed with, and described in detail in, the Company's proxy statement filed with the Securities and Exchange Commission on April 17, 2015, and is incorporated into this Item 5.02 by reference.
Item 5.07.  Submission of Matters to a Vote of Security Holders.
On May 20, 2015, the Company held its annual meeting of stockholders in Champaign, Illinois.  Of the 86,869,771 shares of common stock issued and outstanding as of the record date for the meeting, 76,518,718 shares were represented at the meeting in person or by proxy, constituting 88.08% of the outstanding shares.  At the meeting, the stockholders approved all of the director nominees and the proposals presented.

The final results of voting on each of the matters submitted to a vote of stockholders during the annual meeting are as follows:
1.	The election of twelve directors to hold office until the 2016 annual meeting of stockholders or until their successors are elected and have qualified. There were 8,644,533 broker non-votes in connection with the election of directors.
Name	Votes For	Votes Withheld
Joseph M. Ambrose	66,648,419	1,225,766
David J. Downey	49,281,475	18,592,710
Van A. Dukeman	66,670,266	1,203,919
Stephen V. King	66,741,086	1,133,099
E. Phillips Knox	66,667,024	1,207,161
V. B. Leister, Jr.	64,284,151	3,590,034
Gregory B. Lykins	62,548,033	5,326,152
August C. Meyer, Jr.	55,475,000	12,399,185
George T. Shapland	66,241,813	1,632,372
Thomas G. Sloan	66,262,960	1,611,225
Jon D. Stewart	66,772,671	1,101,514
Phyllis M. Wise	67,282,522	591,663

2.	The approval of a resolution to authorize the Board of Directors to implement a reverse stock split of the Company's common stock at a ratio of 1-for -3 at any time prior to December 31, 2015.
Votes For	Votes Against	Abstentions	Broker Non-Votes
75,000,483	1,113,129	405,106	-

3.	The approval, in a nonbinding, advisory vote, of the compensation of the named executive officers of the Company.
Votes For	Votes Against	Abstentions	Broker Non-Votes
60,746,764	6,561,011	566,410	8,644,533

4.	The approval of the material plan terms of the First Busey Corporation 2010 Equity Incentive Plan, for purposes of complying with the requirements of Section 162 (m) of the Internal Revenue Code of 1986, as amended.
Votes For	Votes Against	Abstentions	Broker Non-Votes
50,208,708	17,304,051	361,426	8,644,533

Item 9.01.                          Financial Statements and Exhibits.
(d)            Exhibits.
10.1     First Busey Corporation 2010 Equity Incentive Plan, as amended (incorporated by reference to Appendix C to the Company's Definitive Proxy Statement on Schedule 14A dated April 17, 2015).

Signature
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: May 22, 2015	First Busey Corporation
By:            /s/ Robin N. Elliott
Name:  Robin N. Elliott
Title:    Chief Financial Officer